Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
I, Richard C. Pfenniger, Jr., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The accompanying quarterly report on Form 10-Q of Continucare Corporation for the quarterly period ended March 31, 2010 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Continucare Corporation.

Date: May 5, 2010	By:	/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.
Chairman of the Board, Chief Executive Officer and President (principal executive officer)